UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2013

FIRST CAPITAL, INC.
(Exact name of Registrant as Specified in Charter)

Indiana	0-25023	35-2056949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 738-2198

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2013, the Board of Directors of First Capital, Inc. (the “Company”), the holding company for First Harrison Bank (the “Bank”), amended Article III, Section 13 of the Company’s Bylaws regarding the age qualification for directors.  A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Article III, Section 13 of the Bylaws previously read as follows:

“Section 13.  Qualification.  No person 70 years of age or older shall be eligible for election, reelection, appointment or reappointment to the Board of Directors and a person that attains 70 years of age while serving as a director may continue to serve until the expiration of his or her term.  Following the expiration of the term during which a person serving as a director attains 70 years of age, the person shall be eligible for reelection or reappointment in the sole discretion of the Nominating Committee of the Board of Directors for no more than two additional terms.”

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.2	Fifth Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Dated: June 18, 2013	By:	/s/ William W. Harrod
William W. Harrod
President and Chief Executive Officer